Exhibit 99.1

Indaptus Therapeutics, Inc. Announces $2.25 Million Private Placement Priced At-The-Market Under Nasdaq Rules

NEW YORK, January 13, 2025 (GLOBE NEWSWIRE) — Indaptus Therapeutics, Inc. (Nasdaq: INDP) (“Indaptus”), a clinical stage biotechnology company dedicated to pioneering innovative cancer and viral infection treatments, today announced that it has entered into securities purchase agreements with investors for the issuance and sale in a private placement priced at-the-market under Nasdaq rules of an aggregate of 2,109,383 of its shares of common stock and accompanying warrants to purchase up to an aggregate of 2,109,383 of its shares of common stock. The combined effective purchase price for each share of common stock and associated warrants is $1.065. The closing of the offering is expected to take place on or about January, 15, 2025, subject to the satisfaction of customary closing conditions.

The warrants will have an exercise price of $0.94 per share, will be immediately exercisable upon issuance and have a term of five years from the date of issuance.

Paulson Investment Company, LLC is acting as the exclusive placement agent in connection with the offering.

The gross proceeds to Indaptus from the offering are expected to be approximately $2.25 million, before deducting the placement agent’s fees and other offering expenses payable by Indaptus. Indaptus intends to use the net proceeds from the offering to fund its research and development activities and for working capital and general corporate purposes.

The shares of common stock and warrants to be issued in the private placement and shares issuable upon exercise of such warrants were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506(b) of Regulation D promulgated thereunder, have not been registered under the Securities Act or applicable state securities laws and may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding the gross proceeds from the private placement and anticipated use of the net proceeds. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements. Forward-looking statements can be identified by the use of forward-looking words such as “believe”, “expect”, “intend”, “plan”, “may”, “should”, “could”, “might”, “seek”, “target”, “will”, “project”, “forecast”, “continue” or “anticipate” or their negatives or variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical matters. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause Indaptus’ actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to risks related to market conditions. Other important factors discussed under the caption “Risk Factors” included in Indaptus’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 filed with the SEC on November 12, 2024, its most recent Annual Report on Form 10-K filed with the SEC on March 13, 2024, and its other filings with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in this press release. Indaptus undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by applicable law.

Contact: investors@indaptusrx.com

Investor Relations Contact:

CORE IR

Louie Toma

louie@coreir.com